EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Cord Blood America, Inc. (the “Company”) for the quarter ended March 31, 2009, for the fiscal quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Matthew L. Schissler, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: May 19, 2009	By:	/s/ MATTHEW L. SCHISSLER
	Name:	Matthew L. Schissler
	Title:	Chief Executive Officer
and Chief Financial Officer